                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the Appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        ELECTRONIC FAB TECHNOLOGY CORP.
                (Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement. if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

         1)  Amount Previously Paid:  [   ]

         2)  Form Schedule or Registration Statement No.:  [   ]

         3)  Filing Party:  [   ]

         4)  Date Filed:  [   ]

                        ELECTRONIC FAB TECHNOLOGY CORP.
                 7251 WEST 4TH STREET, GREELEY, COLORADO  80634

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1997



         You are cordially invited to attend the annual meeting of shareholders (the "Meeting") of Electronic Fab Technology Corp. (the "Company"), which will be held at the EFTC cafeteria in Building I, 7251 West 4th Street, Greeley, Colorado 80634 on May 28, 1997 at 10:00 a.m. local time, for the following purposes:

1. To elect five Class III directors to serve until the 2000 annual meeting of shareholders, to elect one Class I director to serve until the 1998 annual meeting of shareholders and to elect two Class II directors to serve until the 1999 annual meeting of shareholders;

2. To amend the Company's Articles of Incorporation to change the Company's name to "EFTC Corporation";

3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

4. To transact such other business as may properly come before the Meeting.

         Shareholders of record at the close of business on April 7, 1997 are entitled to vote at the Meeting or any postponements or adjournments thereof. A list of such shareholders will be available for examination by any shareholder for any purposes germane to the Meeting, during normal business hours, at the principal office of the Company, 7251 West 4th Street, Greeley, Colorado 80634, for a period of ten days prior to the Meeting.

         It is important that your shares be represented at the Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.


                                        /s/ Lloyd A. McConnell
                                        -----------------------------------
                                        Lloyd A. McConnell
                                        Secretary


Greeley, Colorado
April 29, 1997


               YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
                  PROXY AND RETURN IT PROMPTLY.  THE PROXY IS
                    REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                        ELECTRONIC FAB TECHNOLOGY CORP.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1997


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Electronic Fab Technology Corp., a Colorado corporation (the "Company" or "EFTC"), of proxies for use at the annual meeting of shareholders of the Company (the "Meeting") to be held at the EFTC cafeteria in Building I, 7251 West 4th Street, Greeley, Colorado 80634 at 10:00 a.m., Mountain Time, on May 28, 1997, and at any postponement or adjournment thereof.

         The Company's executive offices are located at 7251 West 4th Street, Greeley, Colorado 80634 (telephone (970) 353-3100). This Proxy Statement and the accompanying form of proxy are being first mailed to shareholders on or about April 29, 1997.


SHARES OUTSTANDING AND VOTING RIGHTS

         The Company's Board of Directors (the "Board") has fixed the close of business on April 7, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. The only outstanding voting stock of the Company is its Common Stock, $.01 par value per share (the "Common Stock"), of which 5,928,410 shares were outstanding as of the close of business on the Record Date. Each share of outstanding Common Stock is entitled to one vote.

         Votes cast in person or by proxy at the Meeting will be tabulated by the election inspectors appointed for the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. The affirmative vote of the majority of the shares of Common Stock represented at the Meeting will be required to ratify or approve a proposal. As a result, an abstention or broker non-vote will have the same effect as a vote against a proposal. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy that are not being voted with respect to a particular proposal may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares not being voted as to a particular matter, and directions to "withhold authority" to vote for directors, will be considered as abstentions.)

         With respect to election of Directors, shareholders of the Company may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the Meeting. Shareholders of the Company may vote in favor of or against each of the other proposals.

         Proxies properly executed and returned in a timely manner will be voted at the Meeting in accordance with the directions noted thereon. Any shareholder giving a proxy has the power to revoke it any time before it is voted, either by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to the Company, Attention: Secretary, or hand delivered to the Secretary of the Company at the address of the Company's executive offices, at or before the vote to be taken at the Meeting.

         If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (1) the election of all eight nominees listed under the caption "Election of Directors," (2) the amendment of the Company's Articles of Incorporation to change the Company's name to "EFTC Corporation", and (3) the ratification of the appointment of KPMG Peat Marwick LLP to serve as independent auditors for the Company for the year ending December 31, 1997.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews.
Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.


ANNUAL REPORT

         A copy of the Company's Annual Report, which includes the consolidated financial statements of the Company for the year ended December 31, 1996, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Meeting. The Annual Report to shareholders does not form any part of the materials for the solicitation of proxies.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS



         The following table sets forth certain information as of April 7, 1997, as to the beneficial ownership of Common Stock by certain beneficial owners of more than five percent of the Company's Common Stock, each director, certain executive officers and by all directors and executive officers as group:

                                                          Amount and Nature of             Percent of
           Name of Beneficial Owner                       Beneficial Ownership           Common Stock(1)
           ------------------------                      ----------------------          ---------------
           Gerald J. Reid                                       600,000                          10.1%
           Lucille A. Reid                                      600,000                          10.1%
           Jack Calderon                                         62,500 (2)                       *
           Lloyd A. McConnell                                   587,250 (3)                       9.9%
           Stuart W. Fuhlendorf                                  25,850 (4)                       *
           James A. Doran                                         7,464 (5)                       *
           Richard L. Monfort                                   140,264 (5)(6)                    2.4%
           David W. Van Wert                                     54,484 (5)(7)                    *
           Darrayl Cannon                                            --                          --
           Robert K. McNamara                                        --                          --
           Masoud Shirazi                                        30,064 (5)                       *
           Charles Hewitson                                     660,000                          11.1%
           Gregory Hewitson                                     660,000                          11.1%
           Matthew Hewitson                                     660,000                          11.1%
           August Bruehlman                                      28,000 (8)


           All directors and executive officers as a          4,115,876 (9)                      69.4%
           group, including persons named above (15           =========
           persons)
           ---------------------

*     Less than one percent.
(1) Based solely upon reports of beneficial ownership required filed with the Securities and Exchange Commission pursuant to Rule 13d-1 under the Securities and Exchange Act of 1934, the Company does not believe that any other person beneficially owned, as of April 7, 1997, greater than five percent of the outstanding Common Stock of the Company.
(2) Includes 50,000 shares of Common Stock subject to currently exercisable, non-qualified options granted in connection with the commencement of Mr. Calderon's employment and 10,000 shares of Common Stock subject to currently exercisable options granted pursuant to the Company's Equity Incentive Plan.
(3) Includes 2,000 shares of Common Stock subject to currently exercisable options granted under the Company's Equity Incentive Plan, 70,000 shares of Common Stock that are beneficially owned by Mr. McConnell and are held in the August 1994 McConnell Charitable Remainder Trust and 250 shares of Common Stock owned by Mr. McConnell's wife.

(4) Includes 18,500 shares of Common Stock subject to currently exercisable options granted under the Company's Equity Incentive Plan and 7,200 shares of Common Stock subject to options that are exercisable under the Company's 1993 Stock Option Plan.
(5) Includes 6,764 shares of Common Stock that are subject to currently exercisable options under the Company's Stock Option Plan for Non-Employee Directors. Options held by such director for an additional 208 shares vest each month until March 1998 under such plan.
(6) Includes 100,000 shares of Common Stock owned by a partnership in which Mr. Monfort is the principal investor and 14,000 shares of Common Stock owned by two of Mr. Monfort's minor children.
(7) Includes 15,720 shares of Common Stock owned jointly with Sally B. Van Wert, Mr. Van Wert's wife.
(8) Includes 15,500 shares subject to currently exercisable options granted under the Company's Equity Incentive Plan and 12,000 shares subject to currently exercisable options granted under the Company's 1993 Stock Option Plan.
(9) Of such 4,115,876 shares, as of April 7, 1997, an aggregate of 3,966,412 shares were outstanding and held of record by directors and officers of the Company and the remaining 149,464 represent shares of Common Stock subject to options that are currently exercisable or, within 60 days of April 7, 1997, will become exercisable.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The number of members of the Company's Board of Directors is currently fixed at 14. The Company's Amended and Restated Articles of Incorporation provide for a classified Board of Directors. For purposes of determining the directors' terms of office, directors are divided into three classes.

         The Class I directors, whose terms expire at the 1998 annual meeting of shareholders, except as described below, include Lucille A. Reid, James A. Doran, Richard L. Monfort and Gregory C. Hewitson.

         The Class II directors, whose terms expire at the 1999 annual meeting of shareholders, include Jack Calderon, Darrayl Cannon, Lloyd A. McConnell, David W. Van Wert and Matthew J. Hewitson.

         The Class III directors whose terms expire at the Meeting include Gerald J. Reid, Masoud S. Shirazi, Stuart W. Fuhlendorf, Robert McNamara and Charles E. Hewitson.

         Acting pursuant to the Bylaws of the Company, (a) the Board elected Jack Calderon as a Class II director on August 14, 1996 in connection with the commencement of his service as President, Chief Executive Officer and Director of the Company, and (b) the Board also elected Charles E. Hewitson, Gregory C. Hewitson and Matthew J. Hewitson as Class III, Class I and Class II directors, respectively, on February 24, 1997. In connection with the consummation of the Company's acquisition of Current Electronics, Inc., which was owned by the Hewitsons, the Company agreed to use its best efforts to cause Charles E. Hewitson, Gregory C. Hewitson and Matthew J. Hewitson to be elected to serve as directors until the Meeting, the 1998 annual meeting and the 1999 annual meeting, respectively. The Company's Bylaws provide that the initial terms of Jack Calderon, Gregory C. Hewitson and Matthew J. Hewitson expire at the Meeting.

         Each director serves for a term ending on the date of the third annual meeting of shareholders after his or her election or until his or her earlier resignation or removal, except (a) Gregory C. Hewitson, who upon election at the Meeting will serve until the 1998 annual meeting of shareholders, at which he will stand for election with the other Class I directors, and (b) Jack Calderon and Matthew J. Hewitson, who upon election at the Meeting will serve until the 1999 annual meeting of shareholders, at which they will stand for election with the other Class II directors.

         Gerald Reid and Lucille Reid are married. The Hewitsons are brothers. Otherwise, there are no family relationships among any of the directors and executive officers of the Company.

         The Company is soliciting proxies in favor of the reelection of each of the Class III directors identified above, the election of Gregory C. Hewitson to serve as a Class I director until the 1998 annual meeting of shareholders and the election of Jack Calderon and Matthew J. Hewitson to serve as Class II directors to serve until the 1999 annual meeting of shareholders. The Company intends that the proxies will be voted for these eight nominees unless otherwise specified. If any of them should be unable to serve as a director, an event that the Company does not presently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING THE NOMINEES

         CLASS III DIRECTORS

         Gerald J. Reid, 56, a founder of the Company, has been Chairman of the Board since October 1990. Mr. Reid also periodically served as the Company's Manufacturing Manager since that time and has served as President of the Company from August 1995 to August 1996. From August 1981 until October 1990, Mr. Reid was President and Chief Executive Officer of the Company. Before founding the Company in 1981, he held a number of manufacturing-related managerial positions over a 19-year career with Hewlett Packard Company ("HP"), including Future Information Systems Task Force Manager, Production Control Manager, Production Section Manager and Technical Supervisor. At the time Mr. Reid left HP to found EFTC, he held the position of Division Materials Manager. Mr. Reid has been a director of the Company since its inception.

         Masoud S. Shirazi, 46, has been the owner of Shirazi & Associates, P.C., an insurance brokerage firm located in Greeley, Colorado, since 1976. Mr. Shirazi has been a director of the Company since 1992.

         Stuart W. Fuhlendorf, 34, has been the Company's Chief Financial Officer since January 1993. From 1989 until 1991, Mr. Fuhlendorf held a number of financial management positions with Martin Marietta Corporation. From 1991 to 1992, Mr. Fuhlendorf was the controller of The Rohling Inn, a casino in Black Hawk, Colorado, and an independent financial consultant for the Colorado gaming industry. Mr. Fuhlendorf has been a director of the Company since October 1995.

         Robert K. McNamara, 43, has served since August 1995 as a Managing Director for Broadview Associates, LLC, a merger and acquisition advisor serving the global information technology industry. Before joining Broadview, Mr. McNamara spent 10 years with Salomon Brothers Inc., most recently as vice president and head of its technology group. From September 1981 to June 1985 Mr. McNamara worked at Smith Barney, Harris Upham & Co., Inc. as vice president, focusing on the telecommunications equipment, computer peripherals and computer retailing market segments. From September 1976 to June 1979 Mr. McNamara served in the international Banking Group of Chemical Bank, Brussels, Belgium. Mr. McNamara has been a director of Nam Tai Electronics, Inc., a contract manufacturer which makes consumer electronics products with operations in Shenzhen, China since 1996. Mr. McNamara has been a director of the Company since February 1996.

         Charles E. Hewitson, 47, currently serves as President of OnCourse, Inc., a private consulting firm through which Mr. Hewitson provides certain consulting services to EFTC, and is a director of EFTC. From 1984 to February 1997, Mr. Hewitson served as Vice President and director, and was a principal shareholder, of Current Electronics, Inc. ("CEI"), with responsibility for human resources, finance, accounting and manufacturing. In addition, Mr. Hewitson served as Vice President of Current Electronics (Washington), Inc. ("CEWI"), from 1994 to February 1997. CEI and its affiliate CEWI were acquired by EFTC in February 1997, at which time Mr. Hewitson was appointed to the Board.

         CLASS I DIRECTOR

         Gregory Hewitson, 49, currently serves as President of Corporate Solutions, Inc., a private consulting firm through which Mr. Hewitson provides certain consulting services to EFTC and is a director of EFTC. From 1984 to February 1997, Mr. Hewitson served as President, and was a principal shareholder, of CEI, with responsibility for developing and leading a sales and marketing team, directing a leadership team which dealt with daily operational issues and developing strategic plans for the growth of CEI. CEI and its affiliate CEWI were acquired by EFTC in February 1997, at which time Mr. Hewitson was appointed to the Board.

         CLASS II DIRECTORS

         Jack Calderon, 44, has been the Company's President and Chief Executive Officer since August 1996. From January 1996 to August 1996, Mr. Calderon was President of Sales Management International, a private consulting firm through which Mr. Calderon provided strategic consulting to executive officers of various high-technology companies. From 1992 to 1995, Mr. Calderon worked for Group Technologies, an electronic contract manufacturing company. Mr. Calderon held several management positions at Group Technologies, most recently as its Vice President and General Manager of International Operations, before leaving to form his own consulting firm. Mr. Calderon currently authors a column on electronic contract manufacturing for Circuitree Magazine and is on the Board of Directors of Interconnecting and Packaging Electronic Circuits, a trade association for electronic contract manufacturing companies. Mr. Calderon has been a director of the Company since August 1996.

         Matthew Hewitson, 46, currently serves as President of Matt Hewitson Consulting, Inc., a private consulting firm through which Mr. Hewitson provides certain consulting services to EFTC, and is a director of EFTC. From 1984 to February 1997, Mr. Hewitson served as Secretary and Treasurer, and was a principal shareholder, of CEI, with responsibility for engineering, facilities, manufacturing and equipment. CEI and its affiliate CEWI were acquired by EFTC in February 1997, at which time Mr. Hewitson was appointed to the Board.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.


DIRECTORS WHOSE TERMS EXPIRE IN 1998

         Lucille A. Reid, 57, a founder of the Company, served as the Company's Customer Support/Manufacturing Specifications Manager from October 1990 to August 1995 when she became Director of Manufacturing. From 1982 to 1990 Mrs. Reid served as the Company's Manufacturing Manager. Before founding the Company in 1981, Mrs. Reid held various positions for 14 years at HP, her last position being Manufacturing Specifications Supervisor. Mrs. Reid's other positions at HP included Project Coordinator, Production Control Supervisor and Production Supervisor. Mrs. Reid has been a director of the Company since its inception.

         James A. Doran, 42, has been a senior audit manager with Hein & Associates, LLP, a public accounting firm, since July 1994. From 1993 to 1994 Mr. Doran was Vice President and Chief Financial Officer of Gerrity Oil & Gas Corporation, an independent oil and gas operator in Denver, Colorado, whose stock is listed on the New York Stock Exchange. Prior to joining Gerrity, Mr. Doran was a shareholder of Williams, Richey & Co., P.C., an accounting and consulting firm in Denver, Colorado, and before that was a Senior Manager with Coopers & Lybrand. Mr. Doran has been a director of the Company since 1993.

         Richard L. Monfort, 43, served as President and Chief Operating Officer of ConAgra Red Meat Companies from July 1989 to June 1995. From 1983 until 1989, he was President of Monfort, Inc., which was subsequently acquired by ConAgra, Inc. Mr. Monfort recently joined the board of the University of Colorado Hospital Authority. Mr. Monfort has been a director of Famous Dave's of America, Inc., an owner and operator of restaurants, since March 1997. Mr. Monfort has been a director of the Company since 1993.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

         Lloyd A. McConnell, 44, is the Company's Director of Engineering and has been the Company's Secretary and a Vice President since May 1994. Mr. McConnell served as the Company's Applications Engineering Coordinator from March 1993 to July 1995 and as Manager of the Engineering Department from July 1995 to October 1995. From March 1991 to March 1993, Mr. McConnell was the Company's Quality Assurance Manager. Mr. McConnell served from 1987 to 1991 as the Company's Engineering Manager and from 1982 to 1987 as Sales Manager.
Prior to 1982, Mr. McConnell was employed in a variety of manufacturing engineering positions with

Eisenman Enterprises, Raincat Irrigation Systems and the U.S. Navy. Mr. McConnell has been a director of the Company since 1984.

         David W. Van Wert, 58, is President and Chief Executive Officer of Van Wert Associates Consulting, Inc., a management consulting firm he founded.
From June 1993 to August 1995, Mr. Van Wert was President and Chief Operating Officer of Townsends, Inc., a poultry processing company in Millsboro, Delaware. In addition to founding and running his management consulting firm, Mr. Van Wert has held a variety of executive positions for 31 years in the meat and poultry processing industries. Mr. Van Wert has been a director of the Company since 1989.

         Darrayl F. Cannon, 49, has served as Vice President of Operations for Dialogic Corporation, a leading computer telephony company, since September 1995. Mr. Cannon has a total of 27 years experience in the computer industry. Mr. Cannon served from 1989 to 1995 in several positions at McDATA Corporation, a data communications company and subsidiary of EMC Corporation, including, Vice President Quality Assurance & Manufacturing, Vice President Development & Production and Business Unit Manager. From 1975 to 1989, Mr. Cannon held a variety of positions at NCR Corporation, including Director of NCR Power Systems, Director of Operations and Director of Manufacturing. Prior to 1975, Mr. Cannon was a design and manufacturing engineer for Magnavox Corporation. Mr. Cannon has been a director of the Company since May 1996.


OTHER EXECUTIVE OFFICERS AND KEY EMPLOYEES


         August P. Bruehlman, 41, has been the Company's Chief Administrative Officer since August 1996. Mr. Bruehlman joined the Company in 1988 and has held several management positions, most recently as Director of Human Resources. Mr. Bruehlman's current responsibilities at the Company include corporate facilities, human resources and information systems. Prior to 1988, subsequent to pursuing advanced degrees, he managed electronics and computer training in the private and public sectors.

         The Company's executive officers are Messrs. Calderon, Fuhlendorf and Bruehlman.

COMMITTEES AND MEETINGS

         The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee.

         Audit Committee. The Audit Committee consists of four independent directors who are not employees of the Company. Messrs. Doran, McNamara, Shirazi and Van Wert currently serve as the members of the Audit Committee.
The Audit Committee met once during 1996. The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters.

         Compensation Committee. The Compensation Committee consists of five non-employee directors: Messrs. Cannon, McNamara, Monfort, Shirazi and Van Wert. The Compensation Committee met once during 1996. The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the compensation of executive officers and to administer the Company's Equity Incentive and Stock Option plans. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and the Chief Executive Officer and approves the compensation paid to other senior executives.

         Executive Committee. The Executive Committee consists of Gerald Reid, Lucille Reid and Stuart Fuhlendorf. The Executive Committee did not meet in 1996. The Executive Committee possesses the powers and discharges the duties of the Board of Directors between meetings of the full Board.

         During 1996, the Board of Directors met eight times and various committees of the Board met a total of five times. Attendance at Board meetings averaged 100% and attendance at committee meetings averaged 100%. Each incumbent director attended more than 75% of the Board meetings and meetings of Board committees on which the director served.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Under Section 16 of the Securities Exchange Act of 1934, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Common Stock are required to file forms reporting their beneficial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company copies of forms so filed. Based upon a review of copies of such forms filed with the Company, the following directors or officers were late in filing reports on Forms 3, 4 or 5: Mr. Bruehlman did not timely file a Form 3; Mr. Calderon did not timely file a Form 3 and a Form 4; Mr. Fuhlendorf did not timely file two Forms 4; Thomas Johnson did not timely file a Form 3; Mr. Hofmeister did not timely file a Form 4; Mr. Monfort did not timely file Forms 4 reporting six acquisitions of Common Stock; Mr. Reid did not timely file a Form 4; Mrs. Reid did not timely file a Form 4; Brian Tracey did not timely file a Form 3 and Mr. Van Wert did not timely file a Form 4. In each case, an appropriate form was subsequently filed with the Commission.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         Directors who are not also employees of the Company receive $1,000 for each quarter in which the director attended a meeting in person and $250 per additional Board or committee meeting attended in person, unless such committee meeting is held in conjunction with a meeting of the full Board of Directors. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for reasonable travel and out-of-pocket expenses in connection with their attendance at meetings of the Board or committees of the Board. The Company has established a Stock Option Plan for Non-Employee Directors (the "Director Plan"). Under the Director Plan, the Company makes initial grants of stock options to purchase 10,000 shares of Common Stock to new directors. Options granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are subject to certain vesting periods and expire 10 years following the date of grant.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation paid in the last three fiscal years to each executive officer of the Company who received total cash compensation of more than $100,000.


                                                                          Long-Term
                                                  Annual Compensation    Compensation
Name and                                          -------------------       Awards             All Other
Principal Position             Year           Salary($)      Bonus($)     Options(#)        Compensation($)
------------------             ----           ---------      --------     ----------        ---------------
Gerald J. Reid                    1996          $104,723    $175             -0-                $161,874(1)
   Chairman of the Board          1995          $138,005     -0-             -0-                  $2,711
                                  1994          $131,793     -0-           20,000(2)              $2,647

Jack Calderon                     1996(3)        $79,923    $-0-          200,000(4)             $20,000(5)
   President and Chief
   Executive Officer
--------------------

(1) Includes the book value ($8,749.08) of an automobile previously owned by the Company transferred to Mr. Reid upon the termination of his employment, consulting fees ($35,416.70), fees in respect of Mr. Reid's service as Chairman of the Board ($17,708.31) and a payment of $100,000 in connection with the cessation of Mr. Reid's service as an employee of the Company.
    See "Certain Relationships and Related Transactions--Employment
    Agreements."
(2) Options granted pursuant to the Employee Plan.
(3) Mr. Calderon has served as President and Chief Executive Officer of the Company since August 1996.
(4) Non-qualified options granted in connection with the commencement of Mr. Calderon's employment.
(5) Represents a lump-sum payment of $20,000 to defray moving expenses related to Mr. Calderon's relocation to Greeley, Colorado in connection with the commencement of his employment with the Company.

OPTIONS GRANTED

         The following table sets forth information concerning options granted in 1996 to the Company's executive officers named in the Summary Compensation Table.

                                                               Percent of Total
                                                              Options Granted to
                                            Options               Employees           Exercise Price     Expiration
Name                                       Granted(#)             During 1996            per Share           Date
----                                       ----------        ---------------------   ----------------    -----------
Gerald J. Reid                                   -0-                  --                    --               --

Jack Calderon                                  200,000               53.3%                $4.125             (1)

_______________

(1) Vested exercisable options are exercisable up to 3 months following the cessation of Mr. Calderon's employment with the Company other than termination for cause.


OPTION EXERCISES AND YEAR END OPTION VALUES

         The following table sets forth information concerning options exercised in 1996 and outstanding options held by the Company's executive officers named in the Summary Compensation Table as of December 31, 1996, the end of the Company's last fiscal year.

                                                       Number of Unexercised              Value of Unexercised
                     Shares                            Options at                         In-the-Money Options
                     Acquired on      Value            December 31, 1996(#)               at December 31, 1996($)
Name                 Exercise(#)      Realized($)      Exercisable/Unexercisable          Exercisable/Unexercisable
----                 -----------      -----------      -------------------------          -------------------------
Gerald J. Reid            -0-              -0-                 -0-/-0-                            -0-/-0-

Jack Calderon             -0-              -0-              50,000/150,000                    $25,000/$75,000

COMPENSATION COMMITTEE REPORT

         The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Compensation Policies. The Company's executive compensation policies are implemented by the Compensation Committee of the Board of Directors (the "Committee"). The Company is committed to providing an executive compensation program that promotes and supports the

Company's goals and its long-term business objectives. The Company's compensation programs are intended to provide executives with incentives to contribute to the Company's successful financial performance and to enable the Company to attract, retain and reward highly skilled executive officers who contribute to the long-term success of the Company. The Company has designed its executive compensation program to implement the above policies. The Company's executive compensation program is comprised of three elements, each of which is determined in part by corporate performance. These elements consist of base salary, annual bonus and equity incentive compensation.

         Base Salary Compensation. The Committee evaluates and establishes the base salary levels of the President, Chief Executive Officer, the Vice President, Chief Financial Officer, and the Vice President, Chief Administrative Officer of the Company. The Committee's determinations are based on certain factors, none of which are given more weight than any other factor, including, a survey of compensation levels for companies with market valuations, lines of business and/or revenues comparable to the Company, level of responsibility, performance of the Company, including its stock price performance, and individual performance of the executive officer.

         Annual Bonus Compensation. The Company has established a Management Bonus Plan. The following bonuses were paid to executives from the Bonus Plan in 1996: Mr. Calderon was paid $40,000, Mr. Fuhlendorf was paid $8,500, and Mr. Bruehlman was paid $7,800. The Committee has determined that for 1997, in accordance with the Company's executive compensation policies, a bonus plan based on corporate earnings per share will provide an incentive to executives to enhance the financial performance of the Company. The 1997 Bonus Plan will provide the President, Chief Executive Officer, the Vice President, Chief Financial Officer and the Vice President, Chief Administrative Officer with the opportunity to receive cash bonuses for specified increases in corporate earnings per share as determined by the Committee.

         Equity Incentive Compensation. Long-term management incentives are provided by periodically granting stock options to executives and other directors and managers under the Company's Equity Incentive Plan. The Committee uses specific criteria to determine such stock option grants. In granting stock options, the Committee considers factors that are generally the same as those used in determining base salaries and annual bonuses. The Committee also considers the number of options previously awarded to and held by executive officers in determining current option grants.

         Compensation of Chief Executive Officer. Compensation for Gerald Reid, the Company's President during the first half of 1996 was determined in accordance with the criteria set forth above. In addition, in connection with the cessation of his employment by the Company as President, Mr. Reid and the Company entered into a consulting agreement pursuant to which Mr. Reid received additional compensation. The Committee believes that Mr. Reid's aggregate 1996 compensation was appropriately based on the Company's financial performance. During the first half of 1996, the Company was engaged in a search for a new Chief Executive Officer ("CEO"). The Company hired Mr. Jack Calderon as the new President and CEO on August 5, 1996. In connection with his employment, the Company and Mr. Calderon negotiated an employment agreement. Pursuant to such agreement, Mr. Calderon's base salary is $200,000 per year and he is entitled to receive bonuses each year, in amounts determined by the Board of Directors up to 50% of Mr. Calderon's base salary.


                                COMPENSATION COMMITTEE

                                David W. Van Wert, Chair
                                Darrayl Cannon
                                Robert K. McNamara
                                Richard L. Monfort
                                Masoud S. Shirazi


STOCK PRICE PERFORMANCE GRAPH

         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The graph below compares the cumulative return of the Company's Common Stock against the Nasdaq Composite Index and the Nasdaq Electronic Component Index, a published industry index. The cumulative return depicted is based upon an initial investment of $100 over the period March 3, 1994 through December 31, 1996 and the last reported sale price of the Common Stock as reported on the Nasdaq National Market March 03, 1994 ($7.88), the first day on which the Common Stock was traded, and on the last trading day of each year ended thereafter, including December 30, 1994 ($7.63), December 29, 1995 ($4.00) and December 30, 1996 ($4.63).

                           March 3, 1994       December 30, 1994     December 29, 1995     December 30, 1996
 Nasdaq Composite
 Index                               100                   96.78                136.87                168.35

 Nasdaq Electronic
 Component                           100                  100.43                166.36                287.48

 Electronic Fab
 Technology Corp.                    100                   96.83                 50.79                 58.73



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with certain of its employees, including Messrs. Calderon and Fuhlendorf. Mr. Calderon's agreement provides for him to be employed in his current position for a term of two years ending July 1998. Mr. Fuhlendorf's agreement provides for him to be employed in his current capacity, for an initial term of three years ending in March 1997, automatically extended for 90-day periods until terminated. The Company may terminate such employment agreements with or without cause. In case of a termination without cause, however, the Company must continue the terminated employee's salary and benefits for a "Severance Period." The Severance Period is the greater of one year (two years if a change in control of the Company has occurred) or the remaining term of the employment agreement immediately prior to such termination. The employment agreements also provide for the employee's salary and benefits to continue for six months after termination of employment if the employment agreement expires, the parties do not enter into a new employment agreement and the employee does not remain an employee of the Company for at least six months after such expiration. Mr. Calderon's Agreement also provides that the Company shall grant to Mr. Calderon non-qualified stock options to purchase 200,000 shares of Common Stock at an exercise price of $4.125. Of such 200,000 options, 50,000 vested upon the commencement of Mr. Calderon's employment and the remaining options will vest and become exercisable (i) upon the occurrence of a change in control, (ii) at the end of seven continuous years of employment or (iii) in increments upon the Common Stock of the Company achieving certain trading levels from $6.00 per share to $12.00 per share.

CONSULTING AGREEMENTS

         On August 23, 1996, the Company, in connection with the cessation of Mr. Gerald J. Reid's services as an employee of the Company, entered into a consulting agreement with Mr. Reid for a term of one year, renewable for three additional one-year terms. The consulting agreement shall terminate (i) upon the death of Mr. Reid, (ii) six months after such time as the closing sale price of the Company's Common Stock is $8.00 per share or higher for a specified period, (iii) thirty days after Mr. Reid or his wife sell 500,000 or more shares of Common Stock and (iv) in the event of a change in control of the Company. Pursuant to this agreement, he has received a payment of $100,000 and an automobile previously owned by the Company. In addition, the Company will pay

Mr. Reid a retainer of $100,000 per year, subject to certain adjustments. The portion of such retainer accrued in 1996 was $35,416.70. The consulting agreement also provides that Mr. Reid will not compete with the Company, directly or indirectly, by participating in the business of electronic contract manufacturing during the term of the consulting agreement and for one year thereafter.

         On February 24, 1996, the Company entered into five-year consulting agreements with Messrs. Charles E. Hewitson, Matthew J. Hewitson and Gregory
C. Hewitson. Each of these consultants will be paid approximately $160,000 per year and reimbursed his out-of-pocket expenses associated with the performance of his duties. Each has agreed to devote sufficient working time, attention and energies to the business of the Company, but not in excess of 80% of the equivalent of being engaged on a full-time basis. The Consulting Agreements prohibit the consultant from providing services to, or owning 5% or more of the outstanding stock of, a competitor of the Company during the term of his engagement and for two years after the termination of his engagement.


                   PROPOSAL 2 - CHANGE OF THE COMPANY'S NAME

         The Board of Directors has determined that it is in the best interests of the Company to amend the Company's Articles of Incorporation to change the Company's name to "EFTC Corporation" and has recommended that such name change be submitted to the shareholders for approval. The Board and Management believes that both the Company's customers and suppliers prefer to use the shortened version of the Company name and that the shortened version of the Company's name is better recognized in the marketplace for the Company's products.

         If the change is approved, a Certificate of Amendment of the Company's Articles of Incorporation will be filed to give effect to the change of name as promptly as practical following the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL 2 TO APPROVE THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO EFTC CORPORATION.

                PROPOSAL 3 - APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1997.

         Representatives from KPMG Peat Marwick LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be presented at the 1998 annual meeting of shareholders must be received by the Company on or before December 21, 1997 to be included in the proxy materials of the Company relating to such Meeting.

                                 OTHER BUSINESS

         The Company does not anticipate that any other matters will be brought before the Meeting. However, if any additional matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                         BY THE BOARD OF DIRECTORS

                                         /s/ LLOYD A. McCONNELL
                                         --------------------------
                                         Lloyd A. McConnell
                                         Secretary


Greeley, Colorado
April 29, 1997

--------------------------------------------------------------------------------

                        ELECTRONIC FAB TECHNOLOGY CORP.
                               7251 W. 4TH STREET
                               GREELEY, CO 80634

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jack Calderon and Stuart W. Fuhlendorf, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting of Shareholders to be held on May 28, 1997 or any adjournment thereat ("Annual Meeting") and to vote thereof, as designated below, all the shares of common stock of Electronic Fab Technology Corp. held of record by the undersigned at the close of business on April 7, 1997, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF ITEMS 2 AND 3, IF NOT OTHERWISE SPECIFIED. THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.

1. PROPOSAL TO ELECT ONE CLASS I DIRECTOR to serve until the 1998 Annual Meeting of Shareholders, TO ELECT TWO CLASS II DIRECTORS to serve until the 1999 Annual Meeting of Shareholders and TO ELECT FIVE CLASS III DIRECTORS to serve until the 2000 Annual Meeting of Shareholders.

[ ] For all nominees listed (except as marked to the contrary)      [ ] WITHHOLD
                   AUTHORITY to vote for all nominees listed

Nominees:  CLASS I DIRECTORS:    Gregory C. Hewitson
           CLASS II DIRECTORS:   Jack Calderon and Matthew J. Hewitson
           CLASS III DIRECTORS:  Gerald J. Reid, Masoud S. Shirazi, Stuart W. Fuhlendorf,
                                 Robert McNamara and Charles E. Hewitson

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION to change the Company's name to "EFTC CORPORATION".
         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

 PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. PROPOSAL TO RATIFY THE SELECTION OF KPMG Peat Marwick LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1997.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

    The shares represented by this proxy will be voted as directed by the shareholder. In his discretion, either named proxy may vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    This proxy revokes all proxies with respect to the Annual Meeting and may be revoked prior to exercise. Receipt of the notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.

                                             Please mark, sign, date and return
                                             the proxy card promptly, using the
                                             enclosed envelope.

                                             Date
                                             -----------------------------------

                                             Signature
                                             -----------------------------------

                                             Signature if
                                             held jointly
                                             -----------------------------------

                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, as
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by President
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

--------------------------------------------------------------------------------